Exhibit 10.36.1


                                AMENDMENT TO THE
                    FRANK J. MERCARDANTE EMPLOYMENT AGREEMENT


I.       RECITALS

         A. Southwest Community Bank ("Bank") employs Frank J. Mercardante ("Executive") as its Chief Executive Officer;

         B. On November 7, 2005, Bank and Executive entered into an employment agreement (the "Agreement") memorializing the terms of the employment relationship;

         C. Certain provisions of the Agreement must now be amended on or before December 31, 2006 to comply with the provisions of Internal Revenue Code Section 409A.

         NOW, THEREFORE, the Agreement is amended as follows:

II.      AMENDMENTS

         A.       Paragraph F.8(c), is amended in full to read as follows:

                  In the event Executive's employment with Bank is terminated pursuant to Paragraph F.4 hereof, Executive shall be entitled to the following benefits: (i) the Base Salary and Incentive Bonus earned by Executive prior to the date of termination, computed up to and including that date, (ii) accrued but unused vacation time, (iii) the continuation of Insurance Coverage as provided in Paragraph D.3 hereof, as applicable, and (iv) an amount equal to thirty-six (36) months of Executive's Base Salary in effect immediately prior to the date of termination, which shall be payable in installments in accordance with Bank's normal payroll periods; provided, if Executive is a "specified employee" under section 409A of the Internal Revenue Code of 1986, as amended (the "Code") as of the date of termination, payments due during the first six (6) months following the date of termination shall not be paid but shall be accumulated and paid on the first normal payroll date following the date that is six months after the date of termination.

         B.       The following is added to Paragraph G - General Provisions:

                  14. Section 409A Compliance. Notwithstanding anything in this Agreement to the contrary, the provisions of this Agreement shall be operated, administered and construed to comply with the requirements of section 409A of the Code ("Section 409A") and all other guidance issued

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         by governmental authorities with respect to Section 409A as of the date of termination of employment and as such this Agreement shall be subject to amendment, with the prior written consent of the Executive, on a prospective or retroactive basis to the extent necessary to effect such compliance.


         This Amendment is adopted to be effective as of April 19, 2006.


         SOUTHWEST COMMUNITY                       EXECUTIVE
         BANCORP


         By:    /s/ Howard B. Levenson               /s/ Frank J. Mercardante
              --------------------------------     ----------------------------
                Howard B. Levenson                   Frank J. Mercardante
                Chairman


         By:    /s/ Paul M. Weil
              --------------------------------
                Paul M. Weil
                Corporate Secretary

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